EXHIBIT 10.19

FORM OF UNSECURED TERM PROMISSORY NOTE

$______________	Dated: _______ , 2007 New York, New York

                    FOR VALUE RECEIVED, WHITEHALL JEWELLERS, INC., a Delaware corporation (the "Company"), HEREBY PROMISES TO PAY to the order of ____________________________ ("Creditor") the principal amount of ____________________________ AND __/100 DOLLARS ( $ _______________ ) not later than September 30, 2007 (the "Maturity Date").

                    Capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Amended Trade Vendor Extension Agreement (as hereinafter defined).

                    Section 1.           Payments; General.

                              (a)           Unless the Company receives written notice of an Event of Default from the Creditor and such Default is neither cured nor waived in accordance with the applicable time periods set forth in Section 3 hereof, the principal amount of this Note shall be payable on the Maturity Date.

                              (b)           Starting as of January 17, 2006, the principal amount of this Note shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) on the principal amount thereof from the date of the making of this Note until such principal amount is repaid in full at a rate per annum equal to 6%. From and after the date of any Event of Default, the principal amount of this Note and all accrued but unpaid interest thereon shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to 8%.

                              (c)           Accrued interest on the principal amount of this Note shall be payable on the Maturity Date and after the Maturity Date on demand.

                              (d)           All payments in respect of this Note are payable in lawful money of the United States of America in immediately available funds.

                    Section 2.           Definitions.

                    As used in this Note, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to the singular, plural, masculine, feminine and neuter forms of such terms:

                    "Event of Default" has the meaning ascribed to such term in Section 3 hereof.

                    "Obligations" means the amounts due and owing under this Note.

                    "Participating Suppliers" means, individually and collectively, suppliers of memo goods and/or asset goods to the Company from time to time party to the Amended Trade Vendor Extension Agreement.

                    "Amended Trade Vendor Extension Agreement" means the Amended Trade Vendor Extension Agreement, dated as of November 15, 2006, by and among the Company, the Investor (as defined therein), and the Participating Suppliers, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

                    Section 3.           Default. The occurrence of one or more of the following events shall constitute an "Event of Default" for the purpose of this Note:

                              (a)           the failure of the Company to pay any amount owing under this Note when due unless the Company cures such failure within ten (10) days of receiving written notice of such failure from the Creditor;

                              (b)           the failure of the Company to pay any amount owing to the Creditor when due as a result of (i) goods sold and delivered by the Creditor to the Company, or (ii) consignment goods of the Creditor converted by the Company, unless the Company cures such failure within ten (10) days of receiving written notice of such failure from the Creditor;

                              (c)           the Company shall default in the performance of, or shall breach, any covenant or warranty of the Company under or in respect of the Amended Trade Vendor Extension Agreement unless (i) such default or breach is waived by the Creditor, or (ii) the Company cures such default or breach within ten (10) days of receiving a written notice of such default or breach from the Creditor; or

                              (d)           the Company files (or consents to the filing of) any petition or complaint pursuant to federal or state bankruptcy or insolvency laws seeking the appointment of a receiver or trustee for any of its assets, seeking the adjudication of the Company as bankrupt or insolvent, seeking an "order for relief" under such statutes, or seeking a reorganization of or a plan of arrangement for the Company and such petition is not dismissed within sixty (60) days after the filing thereof.

                    Section 4.           Miscellaneous.

                    Section 4.1.       Amendments. No amendment of any provision of this Note shall be effective unless it is in writing and signed by the Company and the Creditor, and no waiver of any provision of this Note, and no consent to any departure therefrom, shall be effective unless it is in writing and signed by the Creditor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                    Section 4.2.       Exercise of Remedies. No failure on the part of the Creditor to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

                    Section 4.3.       Unenforceability. Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                    Section 4.4.       Fees and Expenses. The Company hereby agrees to pay all reasonable costs and out-of-pocket expenses (including, without limitation, all reasonable fees, expenses and other out-of-pocket client charges of counsel to the Creditor) incurred by the Creditor in connection with the enforcement of the Creditor’s rights, and the collection of all amounts due, hereunder and the costs of collection of such fees and expenses (collectively, the "Creditor's Costs").

                    Section 4.5.       Notices. All notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be deemed duly given, made or received: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if mailed by certified mail, return receipt requested, five (5) days after mailing to the parties at their addresses set forth below (or to such other addresses as the parties may designate in accordance with the provisions of this Section):

If to the Company:	Whitehall Jewellers, Inc. 125 S. Wacker Drive, Suite 2600 Attention: General Counsel Chicago, Illinois 60606 Telephone No.: 312-782-6800 Facsimile No.: 312-782-8299

with a copy to:	Shaw Gussis Fishman Glantz Wolfson and Towbin LLC 321 N. Clark Street, Suite 800 Chicago, Illinois 60610 Attention: Robert M. Fishman, Esq. Telephone No.: 312-541-0151 Facsimile No.: 312-275-0567

If to the Creditor:

                    Either party may change the address or addresses to which all notices, requests and other communications are to be sent by giving written notice of such address change to the other party in conformity with this Section 4.5, but such change shall not be effective until notice of such change has been received by the other party.

                    Section 4.6.           Jurisdiction. THE COMPANY AND THE CREDITOR HEREBY (A) IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, (B) WAIVE ANY DEFENSE BASED ON DOCTRINES OF VENUE OR FORUM NON CONVENIENS, OR SIMILAR RULES OR DOCTRINES, AND (C) IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH AN ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT.

                    Section 4.7.           Jury Trial. THE COMPANY AND THE CREDITOR MUTUALLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE.

                    Section 4.8.           Governing Law. The validity, interpretation and enforcement of this Note and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

                    Section 4.9.           Counterparts. This instrument may be executed in any number of counterparts, each of which, when executed, shall be an original, but all of which, when taken together, shall constitute one and the same instrument.

BY: WHITEHALL JEWELLERS, INC.
By:

Name:

Title:

ACKNOWLEDGED BY:

By:

Name:

Title: